Exbibit 99.1
Item 6. Selected Financial Data
     The following sets forth selected financial and operating data for the Company on a historical consolidated basis. The following data should be read in conjunction with the Consolidated Financial Statements and Notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Current Report on Form 8-K. The historical statements of operations for the years ended December 31, 2007, 2006, 2005, 2004, and 2003 include the results of operations of the Company as derived from our audited financial statements, adjusted for discontinued operations. The results of operations of properties sold are presented in discontinued operations if they met both of the following criteria: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Company as a result of the disposition and (b) we will not have any significant involvement in the operations of the property after the disposal transaction. The historical balance sheet data and other data as of December 31, 2007, 2006, 2005, 2004, and 2003 include the balances of the Company as derived from our audited financial statements.

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	12/31/07	12/31/06	12/31/05	12/31/04	12/31/03
	(In thousands, except per unit and property data)
Statement of Operations Data:
Total Revenues	$404,956	$323,755	$261,984	$208,705	$192,718
Interest Income	1,926	1,614	1,486	3,632	2,416
Mark-to-Market/(Loss) Gain on Settlement of Interest Rate Protection Agreements	—	(3,112)	811	1,583	—
Property Expenses	(118,708)	(105,343)	(85,192)	(69,680)	(64,903)
General and Administrative Expense	(92,101)	(77,497)	(55,812)	(39,569)	(26,953)
Interest Expense	(119,314)	(121,141)	(108,339)	(98,636)	(94,895)
Amortization of Deferred Financing Costs	(3,210)	(2,666)	(2,125)	(1,931)	(1,764)
Depreciation and Other Amortization	(145,905)	(123,151)	(87,358)	(62,787)	(51,078)
Contractor Expenses	(34,553)	(10,263)	(15,574)	—	—
(Loss) Gain from Early Retirement from Debt	(393)	—	82	(515)	(1,466)
Equity in Income of Joint Ventures	30,045	30,673	3,699	37,301	539
Income Tax Benefit	10,655	9,882	14,337	8,195	5,878
Minority Interest Allocable to Continuing Operations	11,387	12,875	10,822	4,952	8,649

Loss from Continuing Operations	(55,215)	(64,374)	(61,179)	(8,750)	(30,859)
Income from Discontinued Operations (Including Gain on Sale of Real Estate of $244,962, $213,442, $132,139, $88,245 and $79,485 for the Years Ended December 31, 2007, 2006, 2005, 2004, and 2003, respectively)	272,474	249,996	175,973	138,215	160,302
Provision for Income Taxes Allocable to Discontinued Operations (Including $36,032, $47,511, $20,529, $8,659 and $2,154 allocable to Gain on Sale of Real Estate for the Years ended December 31, 2007, 2006, 2005, 2004, and 2003, respectively)	(38,128)	(51,102)	(23,898)	(11,275)	(3,866)
Minority Interest Allocable to Discontinued Operations	(29,621)	(25,876)	(20,013)	(17,416)	(23,043)
Gain on Sale of Real Estate	9,425	6,071	29,550	16,755	15,794
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(3,082)	(2,119)	(10,871)	(5,359)	(2,614)
Minority Interest Allocable to Gain on Sale of Real Estate	(802)	(514)	(2,458)	(1,564)	(1,941)

Net Income	155,051	112,082	87,104	110,606	113,773
Redemption of Preferred Stock	(2,017)	(672)	—	(7,959)	—
Preferred Dividends	(21,320)	(21,424)	(10,688)	(14,488)	(20,176)

Net Income Available to Common Stockholders	$131,714	$89,986	$76,416	$88,159	$93,597

Basic and Diluted Earnings Per Weighted

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	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	12/31/07	12/31/06	12/31/05	12/31/04	12/31/03
	(In thousands, except per unit and property data)
Average Common Share Outstanding:
Loss from Continuing Operations Available to Common Stockholders	$(1.66)	$(1.89)	$(1.31)	$(0.53)	$(1.03)

Net Income Available to Common Stockholders	$2.99	$2.04	$1.80	$2.17	$2.43

Distributions Per Share	$2.8500	$2.8100	$2.7850	$2.7500	$2.7400

Basic and Diluted Weighted Average Number of Common Shares Outstanding	44,086	44,012	42,431	40,557	38,542

Net Income	$155,051	$112,082	$87,104	$110,606	$113,773
Other Comprehensive Income (Loss):
Settlement of Interest Rate Protection Agreements	(4,261)	(1,729)	—	6,816	—
Reclassification of Settlement of Interest Rate Protection Agreements to Net Income	—	—	(159)	—	—
Mark-to-Market of Interest Rate Protection Agreements and Interest Rate Swap Agreements, Net of Tax Provision	3,819	(2,800)	(1,414)	106	251
Amortization of Interest Rate Protection Agreements	(916)	(912)	(1,085)	(512)	198
Foreign Currency Translation Adjustment, Net of Tax Provision	2,134	—	—	—	—
Other Comprehensive (Income) Loss Allocable to Minority Interest	(142)	698	837	—	—

Other Comprehensive Income	$155,685	$107,339	$85,283	$117,016	$114,222

Balance Sheet Data (End of Period):
Real Estate, Before Accumulated Depreciation	$3,326,268	$3,219,728	$3,260,761	$2,856,474	$2,738,034
Real Estate, After Accumulated Depreciation	2,816,287	2,754,310	2,850,195	2,478,091	2,388,782
Real Estate Held for Sale, Net	37,875	115,961	16,840	52,790	—
Total Assets	3,258,033	3,224,399	3,226,243	2,721,890	2,648,023
Mortgage Loans Payable, Net, Unsecured Lines of Credit and Senior Unsecured Debt, Net	1,946,670	1,834,658	1,813,702	1,574,929	1,453,798
Total Liabilities	2,183,755	2,048,873	2,020,361	1,719,463	1,591,732
Stockholders’ Equity	923,919	1,022,979	1,043,562	845,494	889,173
Other Data:
Cash Flow From Operating Activities	$92,736	$59,551	$49,350	$77,657	$103,156
Cash Flow From Investing Activities	126,909	129,147	(371,654)	9,992	29,037
Cash Flow From Financing Activities	(230,023)	(180,800)	325,617	(83,546)	(131,372)
Total In-Service Properties	804	858	884	827	834
Total In-Service GLA, in Square Feet	64,028,533	68,610,505	70,193,161	61,670,735	57,925,466
In-Service Occupancy Percentage	95%	94%	92%	90%	88%

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